UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2014
ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)
(877) 445-4581
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2014, Cabot Financial (Luxembourg) S.A. (the “Issuer”), a subsidiary of Encore Capital Group, Inc. (“Encore”), sold £175 million U.K. pounds sterling in aggregate principal amount of 6.500% Senior Secured Notes due 2021 (the “Notes”). The Notes were sold in the United States to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons (as defined under the Securities Act) outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act.
The Notes are fully and unconditionally guaranteed on a senior secured basis by Cabot Credit Management Limited, Cabot Financial Limited, and all material subsidiaries of Cabot Financial Limited (other than the Issuer and Marlin Intermediate Holdings plc) (each a subsidiary of Encore and each a “Guarantor” and collectively, the “Guarantors”). The Notes were issued pursuant to an Indenture, dated March 27, 2014 (the “Indenture”), between, among others, the Issuer, the Guarantors and Citibank, N.A., London Branch, as trustee. The Notes are secured by a first ranking security interest in all the outstanding shares of the Issuer and the Guarantors (other than Cabot Credit Management Limited and Marlin Midway Limited) and substantially all the assets of the Issuer and the Guarantors (other than Cabot Credit Management Limited).
The Notes will mature on April 1, 2021. The Notes will bear interest at a rate of 6.500% per year payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2014. Prior to April 1, 2021, the Notes may be redeemed at the prices set forth in the Indenture. Upon the occurrence of certain change of control events, the Issuer may be required to offer to redeem the Notes at 101% of the principal amount redeemed, plus accrued and unpaid interest, if any.
A copy of the Indenture (including the form of Note) is attached as an exhibit to this report and is incorporated herein by reference (and the foregoing description is qualified in its entirety by reference to such document).
The proceeds from the sale of the Notes were £175 million U.K. pounds sterling. The proceeds from the offering were used to repay borrowings made under the existing revolving credit facility (the “Revolving Credit Facility”) of Cabot Financial (UK) Limited, a subsidiary of Cabot Financial Limited, and senior secured bridge facilities provided by J.P. Morgan Limited, Deutsche Bank AG, London Branch, Lloyds Bank plc, The Royal Bank of Scotland plc and UBS Limited to Cabot Financial Holdings Group Limited, a subsidiary of Cabot Financial Limited, to fund the acquisition of Marlin Financial Group Limited on February 10, 2014, and to pay commissions, fees, and expenses in relation to the offering.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number
4.1
Indenture, dated March 27, 2014, between Cabot Financial (Luxembourg) S.A., Cabot Credit Management Limited, Cabot Financial Limited, the subsidiary guarantors party thereto, J.P. Morgan Europe Limited, as security agent, Citibank, N.A., London Branch as trustee, principal paying agent and transfer agent and Citigroup Global Markets Deutschland AG, as registrar

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 28, 2014	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture, dated March 27, 2014, between Cabot Financial (Luxembourg) S.A., Cabot Credit Management Limited, Cabot Financial Limited, the subsidiary guarantors party thereto, J.P. Morgan Europe Limited, as security agent, Citibank, N.A., London Branch as trustee, principal paying agent and transfer agent and Citigroup Global Markets Deutschland AG, as registrar